THE ADVISORS' INNER CIRCLE FUND II
                                  FROST FUNDS

                                   SCHEDULE G
                              DATED MARCH 10, 2008
                        AND LAST AMENDED AUGUST 11, 2010
                            TO THE DISTRIBUTION PLAN
                               DATED MAY 31, 2000
                          AS AMENDED NOVEMBER 16, 2004

Subject to any limitations imposed by Rule 2830(d) of the NASDs Conduct Rules, the distributor shall receive Rule 12b-1 fees, which shall be paid on a monthly basis. These fees will be calculated based on the annual rate set forth below, as applied to the average daily net assets of the respective Portfolios.

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PORTFOLIO                                    CLASS OF SHARES        FEES
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Frost Diversified Strategies Fund            Class A Shares         0.25%
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Frost Core Growth Equity Fund                Class A Shares         0.25%
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Frost Dividend Value Equity Fund             Class A Shares         0.25%
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Frost Kempner Multi-Cap Deep Value Equity    Class A Shares         0.25%
Fund
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Frost Small Cap Equity Fund                  Class A Shares         0.25%
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Frost Strategic Balanced Fund                Class A Shares         0.25%
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Frost International Equity Fund              Class A Shares         0.25%
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Frost Low Duration Bond Fund                 Class A Shares         0.25%
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Frost Total Return Bond Fund                 Class A Shares         0.25%
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Frost Municipal Bond Fund                    Class A Shares         0.25%
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Frost Low Duration Municipal Bond Fund       Class A Shares         0.25%
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Frost Kempner Treasury and Income Fund       Class A Shares         0.25%
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Frost LKCM Multi-Cap Equity Fund             Class A Shares         0.25%
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Frost LKCM Small-Mid Cap Equity Fund         Class A Shares         0.25%
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